Exhibit 10.16

LEASE

3 Executive Campus, Suite 145 & 155, Cherry Hill, New Jersey

THIS LEASE is made on the   1   day of June , 2021, between 3 ECCH Owner LLC, a Delaware limited liability company (hereinafter referred to as “Landlord”); and The Real Good Food Company LLC, a California limited liability company (hereinafter referred to as “Tenant”).

PREAMBLE

BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this Preamble, unless such meanings are expressly modified, limited or expanded elsewhere herein.

(1)    Additional Rent: All sums in addition to Basic Rent payable by Tenant to Landlord pursuant to the provisions of this Lease for the collection of which Landlord shall have all the remedies as are permitted for the collection of Basic Rent.

(2)    Building Hours: The Building Hours shall be any and all hours during which the tenants wish to operate provided that such hours are not in violation of any law or any approval of Cherry Hill Township that has been granted with respect to the Land or the Building.

(3)    Common Area(s):    Common Areas shall be all facilities that service all of the tenants in the Building and include by way of example and not by way of limitation, the parking areas designated for common use, sidewalks, lawn and landscaped areas, hallways, stairwells, elevators, all air conditioning systems and rooms, electrical rooms and closets and other utility rooms, janitors’ closets, telephone closets, and machine rooms, the roof, flues, stacks, pipe shafts, and vertical ducts with their enclosing walls. Tenant’s use of those Common Areas not open to all tenants is subject to Landlord’s consent, which may be denied for any reason. Landlord may at any time close temporarily any of the Common Areas to make repairs or to prevent the dedication of the same, and may do such other acts in and to the Common Areas as in its judgment may be desirable to improve the convenience thereof but shall always in connection therewith endeavor to minimize any inconvenience to Tenant. Landlord may change or modify the size, use, shape, or location of the Common Areas.

(4)    Common Area Maintenance Costs (“CAM”): All Real Estate Taxes assessed against the Land and the Building of which the Premises are a part of including assessments for improvements, sidewalks, parking areas, walkways, as more particularly defined in Section 3 below.    All Operating Costs of any nature whatsoever,

including but not limited to utility and energy costs, repairs, maintenance, replacement, plant maintenance and replacement, lawn maintenance and replacement, cleaning, and other costs of maintaining Common Areas as more particularly defined in Section 3 below.

(5)    Broker(s): Jones Lang LaSalle (“Listing Broker”) and Markeim Chalmers, Inc. (“Cooperating Broker”) (collectively, the “Brokers”)

(6)    Improvements: The building and appurtenances located at 3 Executive Campus, Cherry Hill Township, County of Camden, State of New Jersey and anything that affixed thereto.

(7)    Commencement Date: The date that Landlord turns over possession of the Premises substantially completed in accordance with Exhibit “B” attached. As used in this Lease, the terms “substantial completion” and “substantially complete” shall mean that Landlord’s Work has been completed with the exception of minor items which can be fully completed without material interference with Tenant. Following determination of the actual Commencement Date, upon request by either Landlord or Tenant both parties hereto shall complete, execute and deliver a Commencement Date Agreement in the form attached hereto as Exhibit D.

(8)    Rent Commencement Date: Four (4) months following the Commencement Date.

(9)    Demised Premises or Premises: Suite 145 containing approximately 844 gross rentable square feet, Suite 155 containing approximately 4,920 gross rentable square feet (for a combined total of approximately 5,764 gross rentable square feet), as shown on Exhibit A hereto.

(10)    Expiration Date: Sixty-fourth (64) months following the Commencement Date.

(11)    Basic Rent:

Lease Months	Annual Basic Rent	Monthly Basic Rent
0-4	$0	$0
5-16	$103,752.00	$8,646.00
17-28	$106,634.04	$8,886.17
29-40	$109,515.96	$9,126.33
41-52	$112,398.00	$9,366.50
53-64	$115,280.04	$9,606.67

(12)    Tenant’s Percentage: The percentage which is determined by reference to a fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in the Building. It is acknowledged and agreed that any storage, exterior wall, roof, garage or amenity space that is rented or offered for rent shall be excluded from the denominator. As of the date hereof, Tenant’s Percentage is 1.34%.

(13)    Land: Lot 1, Block 68.01, on the tax map of the Cherry Hill Township, Camden County, State of New Jersey.

(14)    Lease Year: As used in this Lease, Lease Year shall mean the twelve (12) month period commencing on the Commencement Date and each twelve (12) month period thereafter.

(15)    Permitted Use:    Suite 145: test kitchen, and for no other purpose; Suite 155: general office and administrative purposes, and for no other purpose.

(16)    Term: Sixty-four (64) months, commencing on the Commencement Date and expiring on the Expiration Date.

(17)    Base Year: 2021

(18)    Security Deposit: $50,000.00 (due and payable upon Tenant’s execution of this Lease). Provided Tenant is not in default of this Lease and no event has occurred that with the giving or notice and/or the passage of time would give rise to an event of default hereunder, and (a) in the event that Tenant provides evidence to Landlord that Tenant has become a publicly traded entity, then promptly following Tenant’s request Landlord shall refund the entire then outstanding Security Deposit to Tenant, or (b) in the event that Tenant has paid all rent as and when due for twenty eight (28) consecutive months from the Rent Commencement Date, then promptly following Tenant’s request Landlord shall refund fifty percent (50%) of the then outstanding Security Deposit to Tenant.

(19)    Prepaid Rent: $8,646.00 (due and payable upon Tenant’s execution of this Lease; to be applied to the first month’s rent following the Rent Commencement Date)

(20)    Notice Address For Landlord: 3 Executive Campus, Suite 130, Cherry Hill, New Jersey 08002

(21)     Notice Address For Tenant:                                  [Please provide]

            Sean Varner, Varner & Brandt, LLP

            3750 University Ave., Riverside, CA 92501

(22)     Tenant Options To Renew: One (1) five (5) year option (See Section 41 hereof)

(23)     Tenant’s Tax ID#:     [***]     [Please provide]

(24)     Force Majeure: Those situations beyond either party’s control, including by way of example and not limitation, acts of God, pandemics, accidents, repairs, strikes, shortages of labor, supplies or materials, inclement weather, or, where applicable, the passage of time while waiting for an adjustment of insurance proceeds. Notwithstanding anything herein to the contrary, Force Majeure shall not apply to Tenant’s obligation to pay Rent and/or Additional Rent.

(25)     Parking Permits. Twenty-eight (28), determined based on 4.93 spaces for each 1,000 rentable square feet in the Premises.

(26)     Tenant Occupancy Level. In no event shall Tenant permit more than twenty-eight (28) (based on 4.93 persons per 1,000 rentable square feet of the Premises) people to occupy the Premises at any one time.

W I T N E S S E T H:

For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Landlord and Tenant agree as follows:

1.        DESCRIPTION Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, as shown on the plan or plans, initialed by the parties hereto, marked Exhibit A attached hereto and made part of this Lease, in the building located at 3 Executive Campus, Cherry Hill Township, County of Camden, State of New Jersey (the “Building”), together with the non-exclusive right to use the Common Areas in common with Landlord, its invitees, other tenants of the Building, and their invitees, customers and employees.

2.        TERM The Premises are leased for the Term to commence on the Commencement Date, and to end at 11:59 p.m. on the Expiration Date.

3.        RENT Commencing on the Rent Commencement Date, Tenant shall pay to Landlord during the Term the Basic Rent. The Basic Rent shall be payable in advance on the first day of each calendar month in equal monthly installments, except that Basic Rent shall be prorated for the first and last months if the Rent Commencement Date commences on a day other than the first day of a calendar month or if the Term ends on a day other than the last day of a calendar month. Tenant shall pay the Prepaid Rent (as set forth in Section 19 of the Basic Lease Provisions) in advance upon execution of this Lease. Tenant shall pay Basic Rent, and any Additional Rent as hereinafter provided, to Landlord at Landlord’s above stated address, or at such other place as Landlord may designate, without demand and without counterclaim, deduction or setoff.

It is expressly agreed that Tenant will pay in addition to the Basic Rent, an additional rental to cover Tenant’s Percentage, as defined in the Preamble, of CAM as hereinabove defined and as further described by each of the following categories:

(A)    Operating Costs. “Operating Costs” means all reasonable and actual costs and expenses incurred by Landlord in the operation, maintenance, and management of the Common Areas of the Building, including, by way of illustration and not of limitation: management fees, labor, including all wages and salaries; social security taxes, and other taxes which may be levied against Landlord upon such wages and; supplies; repairs and maintenance; maintenance and service contracts; repaving, restriping, painting; wall and window washing; tools and equipment (which are not required to be capitalized for federal income tax purposes); the cost of any loss which is the responsibility of Landlord because of the existence of commercially reasonable deductibles; fire, rent, liability and other insurance and deductibles thereunder; trash removal; lawn care; snow removal; sums levied, assessed, imposed or required to be paid to any governmental authority on account of the parking of motor vehicles, including all sums required to be paid pursuant to transportation controls imposed by the Environmental Protection Agency under the Clean Air Act of 1970, or otherwise required to be paid by any governmental authority with respect to the parking, use, or transportation of motor vehicles, or reduction or control of motor vehicle traffic, or motor vehicle pollution; utility costs, and all other items properly constituting direct operating costs according to standard accounting practices, but, notwithstanding anything to the contrary herein, Operating Costs shall not include depreciation and amortization of the Building or equipment; interest and late fees; income or excess profits taxes; costs of maintaining Landlord’s corporate existence and Landlord’s general corporate overhead; franchise, inheritance, estate, succession, transfer and gift taxes; capital levy, margin, revenue, corporation or net profit taxes calculated upon Landlord’s net income, except to the extent such items substitute for Real Estate Taxes (as defined below) as expressly provided in subsection (c) below; any expenditures required to be capitalized for federal income tax purposes, unless said expenditures are for the purpose of reducing Operating Costs for the Building or on the Land or are required under any governmental law, ordinance or regulation, in which event the costs thereof shall be included. Commencing upon the Rent Commencement Date, Tenant shall pay to Landlord as Additional Rent, Tenant’s Percentage of increases in Operating Costs over and above the Base Year.

Notwithstanding the foregoing, with the exception of utilities, taxes and insurance, Tenant’s share of the remaining Operating Expenses (“Controllable Operating Expenses”) shall be subject to the following cap (the “OE Cap”): For the calendar year 2022, the OE Cap shall be four percent (4%) over the 2021 Controllable Operating Expenses, and for each calendar year thereafter the OE Cap shall increase cumulatively by four percent (4%) per annum. For example, if 2021 Controllable Operating Expenses are 100.00, then the 2022 OE Cap shall be $104.00 and the 2023 OE Cap shall be $108.16, etc... Tenant shall then pay Tenant’s Percentage of the increase in Controllable Operating Expenses (subject to the applicable OE Cap) over the Base Year Controllable Operating Expenses. The OE Cap shall have no effect on non-Controllable Operating Expenses, as to which Tenant shall continue to pay Tenant’s Percentage as set forth herein.

(B) Utilities and Electric Costs. Landlord shall provide, at no additional cost to Tenant, HVAC services to the Premises between the hours of 8 am and 6 pm Monday through Friday except on the following holidays: Christmas Day, Thanksgiving Day, Labor Day, Memorial Day, New Year’s Day and July 4th. Any overtime HVAC shall be requested by Tenant in writing and shall be billed back to Tenant monthly at $75.00 per hour per Suite (provided however that Landlord may increase such hourly charge from time to time to reflect increases in the costs of electricity). Tenant shall pay to Landlord as a CAM charge constituting Additional Rent, Tenant’s Percentage of electricity costs to the Building and the other Improvements (including the Premises). As of the date hereof the electrical cost is $3.00 per rentable square foot per annum. The electric cost shall be due and payable monthly commencing upon the Commencement Date (notwithstanding the Rent Commencement Date may occur at a later date). The electric charge shall be pro-rated from the Commencement Date through the last day of the month in which the Commencement Date occurs. Thereafter the electric cost shall be due and payable on the first day of each month of the Term and shall be payable in advance on the first day of each calendar month. The electric costs shall be reconciled annually as set forth in Section 3(E) hereof. If any utilities serving the Premises are separately metered, then Tenant shall pay all charges for such utilities directly to the applicable utility company.

(C) Taxes. Tenant shall pay to Landlord as a CAM charge constituting Additional Rent, Tenant’s Percentage of increases in Real Estate Taxes for the Building and Land at which the Demised Premises are located above the Base Year. “Real Estate Taxes” include, but are not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments or charges levied, imposed, or assessed against the Building and Land by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. Notwithstanding the foregoing, Real Estate Taxes shall not include franchise, inheritance, estate, succession, transfer and gift taxes, capital levy, margin, revenue, corporation or net profit taxes calculated upon Landlord’s net income; provided, however, if due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Landlord in substitution for, or in lieu of any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, a Real Estate tax as hereinbefore provided) shall not be deemed a Real Estate tax for the purposes hereof.

Notwithstanding anything contained herein to the contrary, Tenant shall assume and pay to Landlord in full at the time of paying the Basic Rent any excise, sales, use, gross receipts or other taxes (other than a net income or excess profits tax) which may be imposed on or measured by such Basic Rent or Additional Rent or may be imposed on Landlord or on account of the letting or which Landlord may be required to pay or collect under any law now in effect or hereafter enacted.

(D)    In the event any lease period is less than twelve (12) months, then the CAM shall be adjusted to equal the proportion that said period bears to twelve (12) months, and Tenant shall pay to Landlord as Additional Rent for such period, an amount equal to Tenant’s Percentage of the CAM for said period with respect to each of the aforesaid categories.

(E)    Payment. At any time, and from time to time, Landlord shall advise Tenant in writing of Tenant’s Percentage with respect to CAM as estimated for the current calendar year as then known to Landlord, and thereafter, Tenant shall pay as Additional Rent, Tenant’s Percentage, of CAM for the then current period affected by such advice (as the same may be periodically revised by Landlord as additional costs are incurred) in equal monthly installments of Additional Rent on the first day of each month, such new rates being applied to any months for which the monthly Basic Rent shall have already been paid which are affected by any escalation in Operating Costs, utility and energy costs or Real Estate Taxes. The adjustment for the then expired months shall be made at the payment of the next succeeding installment of Basic Rent, all subject to final adjustment at the expiration of each calendar year.

(F)    Books and Records. Landlord shall maintain books of account which shall be open to Tenant and its representatives at all reasonable times so that Tenant can determine that such CAM charges have, in fact, been paid or incurred. Any disagreement with respect to any one or more of said charges if not satisfactorily settled between Landlord and Tenant, shall be referred by either party to an independent certified public accountant to be mutually agreed upon in good faith by Landlord and Tenant. Pending resolution of said dispute, Tenant shall pay to Landlord the sum so billed by Landlord subject to its ultimate resolution as aforesaid. If it is determined by such independent certified public accountant that any CAM charge by the Landlord was incorrect, Landlord shall promptly (but in any event within thirty (30) days after the accountant’s determination) repay to Tenant the amount of such charge.

(G)     Right of Review. Once Landlord shall have finally determined CAM at the expiration of a calendar year it shall so notify Tenant of such determination and Tenant specifically waives any right to dispute any such charge more than twelve (12) months after the date of the notice of such determination.

(H)    Tenant’s percentage allocation of Operating Costs shall be based one hundred percent (100%) occupancy of the Building. Operating Costs that vary with occupancy and which are attributable to any part of the Term of this Lease in which less than one hundred percent (100%) of the net rentable area of the Building is occupied by tenants shall be adjusted by Landlord to the amount which Landlord reasonably believes such Operating Costs would have been if one hundred percent (100%) of the net rentable area of the Building had been so occupied and the tenants therein paying full rent without regard to any rental abatements. Notwithstanding the foregoing, Landlord shall not collect or be entitled to collect more than one hundred percent (100%) of the Operating Costs actually paid by Landlord in connection with the operation of the Building.

4.    USE AND OCCUPANCY Tenant shall use and occupy Premises for the Permitted Use and for no other purpose. Tenant shall not use or permit the use of the Premises or any part thereof in any way which would violate any certificate of occupancy for the Building or Premises, or any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner and Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or suffer or permit anything to be brought into or kept in the Premises which, in the reasonable judgment of Landlord, shall in any way impair the character, reputation or appearance of the Building, impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Premises, or impair or interfere with the use of any of the other areas of the Building by, or occasional discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building, if any.

Tenant shall, with commercially reasonable diligence, perform all work for which it is responsible, as described and in accordance with the requirements set forth in Exhibit C hereto (“Tenant’s Work”), in order to prepare Demised Premises for the opening of business.

5.    ENVIRONMENTAL

(A) Landlord warrants that, to the best of its knowledge, there is no Hazardous Substances (as defined below) in or around the Premises. Tenant covenants to commit no act of waste and to take good care of the Premises and the fixtures and appurtenances thereon, and shall, in the use and occupancy of the Premises comply with all present and future laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the Premises and with any and all environmental requirements resulting from the Tenant’s use of the Premises. This covenant shall survive the expiration or sooner termination of this Lease. With respect to Hazardous Substances and/or environmental laws, Landlord shall make all necessary repairs to the Premises and to the Common Areas, to include but not be limited to, repairs to all Improvements outside of the Building, including to the parking lot, sidewalks, landscaped areas, the roof, windows and other structural portions of the Building and to the Building systems (including the heating, ventilating and air conditioning, electrical and plumbing lines) unless said systems service only the Premises, except where the repair has been made necessary by misuse or neglect by Tenant or Tenant’s agents, servants, visitors or licensees, in which event Landlord shall nevertheless make the repair but Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after demand including reasonable supporting documentation, the reasonable and actual cost therefor (net of any insurance proceeds which Landlord may receive on account of such repair). Landlord shall comply with all present and future laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting Hazardous Substances in the Common Areas, except where the need for such compliance has been made necessary by the specific manner of Tenant’s use, in which case Landlord shall effect the compliance but Tenant shall pay to Landlord, as Additional Rent, immediately upon demand, the costs thereof.

(B) Tenant acknowledges the existence of environmental laws, rules and regulations. Tenant shall comply with any and all such laws, rules and regulations.

(C) Tenant agrees not to generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Premises, any Hazardous Substances. As used herein, “Hazardous Substances” shall be defined as any “hazardous chemical,” “hazardous substance” or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), the New Jersey Environmental Cleanup Responsibility Act, as amended, N.J.S.A. 13:1K-6 et seq. and/or the Industrial Site Recovery Act (“ISRA”), the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11b, et seq., any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection. Hazardous Substances shall not include office supplies, cleaning supplies, and other similar supplies and materials used in the ordinary course of Tenant’s business. It is understood and agreed that the provisions contained in this Section shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by the Tenant but shall thereafter be deemed to be a Hazardous Substance.

(D) In the event Tenant fails to comply with any governmental law relating to Hazardous Substances applicable to Tenant as of the termination or sooner expiration of the Lease and as a consequence thereof Landlord is unable to rent the Demised Premises, then the Landlord shall treat the Tenant as one who has not removed at the end of its Term, and thereupon be entitled to all remedies against the Tenant provided by law in that situation including a monthly rental of one hundred fifty (150%) percent of the Basic Rent for the last month of the Term of this Lease or any renewal term (plus any Additional Rents), payable in advance on the first day of each month, until such time as Tenant provides Landlord with a negative declaration or confirmation that any required clean-up plan has been successfully completed.

(E) Tenant agrees to defend, indemnify and hold harmless Landlord and each mortgagee of the Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Landlord or any such mortgagee or threatened against Landlord or such mortgagee, relating to or arising out of any breach by Tenant of the undertakings set forth in this Section, said indemnity to survive the Lease expiration or sooner termination.

(F) Notwithstanding anything contained herein to the contrary, Tenant shall have no responsibility for any cost or expense for any Hazardous Substance or environmental condition caused or created by Landlord or Landlord’s agents, employees or contractors, or determined to have been in existence at the Premises prior to the Commencement Date of this Lease. Landlord agrees to defend, indemnify and hold harmless Tenant from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel, environmental cleanup costs, administrative and remediation costs, fines and penalties levied or assessed by the NJDEP or other state or federal administrative agencies having jurisdiction with respect to the Demised Premises) which may be incurred by Tenant as a result of said pre-existing Hazardous Substance or pre-existing condition caused or created by Landlord, Landlord’s agents, employees or contractors. Tenant agrees to notify Landlord immediately upon the discovery of any such pre-existing Hazardous Substance or environmental condition.

6.     ALTERATIONS, ADDITIONS OR IMPROVEMENTS

(A) Tenant shall not, without first obtaining the written consent of Landlord, make any alterations, additions or improvements in, to or about the Premises. Provided Tenant first provides Landlord with written plans or information detailing any proposed alterations, additions or improvements, Landlord shall not unreasonably withhold, condition or delay its consent. For purposes hereof, Landlord shall not be deemed to have unreasonably withheld its consent if the proposed alteration, addition or improvement impacts any structural portion of the Building or any Building system, including by way of example but not limitation, the HVAC, plumbing or electrical systems. Nothing herein contained shall be construed to prevent Tenant from making cosmetic or decorative changes (e.g., painting, wall covering) to the interior of the Premises without Landlord’s prior written approval. All alterations of the exterior of the Premises are subject to the Landlord’s prior written approval. Notwithstanding the foregoing, Tenant shall have the right to erect or install such signage as shall be allowed by law which cannot be seen from the street in the interior of the Lease Premises. Landlord shall install (i) an electric sign on the main lobby directory of the Building on Tenant’s behalf, and (ii) signage on Tenant’s suite entry door, at the cost and expense of Landlord. Such sign shall be comparable in size and appearance with the existing signs in the Building. Tenant shall not have the right to construct, erect, place, put, or maintain any sign inside or outside of the Building without the prior written consent of Landlord, which may be withheld in its sole discretion. Any and all alterations to the Premises shall be performed in accordance with the requirements of Exhibit C hereto.

(B) Tenant Improvements. All improvements made by Tenant to the Premises, which are so attached to the Premises that they cannot be removed without material injury to the Premises, shall become the property of Landlord upon installation, whether paid for in whole or in part by Tenant, and shall be and remain a part of the Premises and the property of Landlord. Not later than the last day of the Term, Tenant shall, at Tenant’s expense, remove all Tenant’s personal property and those improvements made by Tenant which have not become the property of Landlord, including trade fixtures (other than built-in cabinetwork), and movable paneling partitions, and all IT wiring; repair all injury done by or in connection with the installation or removal of said property, improvements, and the like; cap or terminate all electrical and telephone connections at service entry panels as required by law; and surrender the Premises in as good condition as they were at the beginning of the Term, reasonable wear and tear, and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by Tenant, Tenant’s agents, servants, visitors or licensees excepted. All other property of Tenant remaining on the Premises after the last day of the Term of this Lease shall be conclusively deemed abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the actual cost of such removal. Landlord may have any such property stored at Tenant’s risk and expense.

7.    ASSIGNMENT AND SUBLEASE Tenant may not mortgage, pledge, hypothecate, assign, transfer, license, sublet or otherwise deal with this Lease or the Premises in any manner except as follows:

(A)    In the event that Tenant desires to sublease the whole or any portion of the Premises or assign the Lease to any other party, the terms and conditions of such sublease or assignment shall be communicated to Landlord in writing at least fifteen (15) days before the proposed sublease or assignment is to take effect. Provided that in Tenant’s request for approval of a proposed sublease or assignment Tenant cites this Section 7(A) and explicitly informs Landlord of this fifteen (15) day requirement, then if Landlord fails to timely object to a proposed sublease or assignment, Landlord’s shall be deemed to have consented to such sublease or assignment. Any proposed sublease or assignment shall be subject to Landlord’s prior written consent, which may not be unreasonably withheld, conditioned or delayed and subject to the consent of any mortgagee, trust deed holder or ground Landlord, on the basis of the following terms and conditions:

(1)The Tenant shall provide to Landlord the name and address of the assignee or subtenant.

(2)The assignee shall assume, by written instrument in form and substance acceptable to Landlord, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to Landlord on or prior to the effective date of such assignment. Any sublease shall expressly acknowledge that said subtenant’s rights against the Landlord shall be no greater than those of the Tenant.

(3)The Tenant and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Basic Rent and Additional Rent reserved herein, as and when required to be paid, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

(4) The Tenant and any assignee shall pay to Landlord, upon application for approval of an assignment or sublease, a fee of $1,000.00, which shall non-refundable regardless of whether or not Landlord’s consent is provided.

(5) In any event, the acceptance by Landlord of any rent (Basic and Additional) from the assignee or from any of the subtenants or the failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release Tenant herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

(6) Tenant shall have no claim, and hereby waives the right to any claim; against Landlord for money damages by reason of any reasonable refusal, withholding or delaying by Landlord of any consent, and in such event, Tenant’s only remedies therefore shall be an action for specific performance, injunction or declaratory judgment to enforce any such requirement. Landlord acknowledges that Tenant may commence such action by way of an expedited proceeding (e.g. Order to Show Cause) before the Superior Court of New Jersey, Camden County and Landlord shall take all reasonable actions (including acceptance of a Verified Complaint and an Order to Show Cause) requested by Tenant to ensure that such dispute is heard before the Superior Court in such an expedited proceeding. Landlord and Tenant further agree that the determination of such Court shall be final and non-appealable.

(B)    Except as specifically provided for herein, no portion of the Demised Premises or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Tenant, nor shall Tenant pledge its interest in this Lease or in any security deposit required hereunder.

(C)    In the event that this Lease shall be assigned or that any portion of the Premises shall be sublet by Tenant, it is expressly understood that it shall be reasonable for Landlord to require that a security deposit in an amount equal to three (3) months of the base rent be delivered by the assignee or subtenant as a condition for the assignment/sublease.

8.    COMPLIANCE WITH RULES AND REGULATIONS Tenant shall observe and comply with any reasonable rules and regulations as Landlord may prescribe, on written notice to Tenant, for the safety, care and cleanliness of the Building and Improvements and the comfort, quiet, convenience, quality and enjoyment of other occupants of the Building. The initial rules and regulations are attached hereto as Exhibit F. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance.

9.     DAMAGES TO BUILDING/WAIVER OF SUBROGATION If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed twenty-five (25%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage or if any damage to the Premises costing more than Fifty Thousand and 00/100 ($50,000.00) Dollars occurs within the last twelve (12) months of the Term, then Landlord may, no later than the sixtieth (60th) day following the damage, give Tenant a notice of election to terminate this Lease. In the event of such election, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Tenant shall surrender possession of the Premises on or prior to such date; and the Basic Rent and any Additional Rent shall be apportioned as of the date of such damage. If the cost of restoration shall not entitle Landlord to terminate this Lease or if, despite the cost, Landlord does not elect to terminate this Lease pursuant to any right contained herein, Landlord shall restore the Building and the Premises with reasonable promptness, subject to Force Majeure and further subject to the availability and adequacy of the insurance proceeds and Tenant shall have no right to terminate this Lease, except as specifically set forth above and as follows: In the event that following a casualty Landlord elects to make such repairs and Landlord’s repairs are not substantially completed within one hundred eighty (180) days following the casualty (which date will be extended to the extent the work is in progress and Landlord is diligently pursuing the completion of same), then Tenant may elect to terminate this Lease by providing 30 days’ written notice to Landlord of such election. Landlord need not restore fixtures and improvements owned by Tenant.

In any case in which use of the interior of the Premises is affected by any casualty to the Building, there shall be an equitable adjustment in Basic Rent and an equitable reduction in the CAM depending on the period for which and the extent to which the interior of the Premises is not reasonably usable or accessible for the purpose for which they are leased hereunder. The words “restoration” and “restore” as used in this Section shall include repairs. If the damage results from the fault of Tenant or Tenant’s agents, servants or licensees, Tenant shall not be entitled to any abatement or reduction in Basic Rent, except to the extent of any rent insurance received by Landlord.

Except as provided in Section 5 hereof, notwithstanding the provisions of this Section 9 of this Lease or any other provision of this Lease, in the event of any loss or damage to the Building, the Premises and/or any contents, each party waives all claims against the other and its or their agents, servants, employees and partners for any such loss or damage and each party shall look only to any insurance which it has obtained to protect against such loss (or in the case of Tenant, waives all claims against any tenant of the Building that has similarly waived claims against such Tenant) and each party shall obtain, for each policy of such insurance, provisions waiving any claims against the other party (and against any other tenant[s] in the Building that has waived subrogation against the Tenant) for loss or damage within the scope of such insurance.

10.    EMINENT DOMAIN In the event that the whole of the Land and the Building or any portion of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use (a “Taking” or “Taken”), this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that a part of the Land or Building shall be so Taken, then Landlord (whether or not the Premises be affected) may at Landlord’s option terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title. If Landlord does not so elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such Taking, and the rent payable hereunder shall not be abated. In the event of any Taking of all or a part of the Land and the Building (which may include the Premises), Landlord (or the mortgagee of any interest in the Land and/or the Building, if pursuant to the terms of the mortgage, or if pursuant to terms of the mortgage, or if pursuant to law, mortgagee is entitled to receive all or a portion of the condemnation award), shall be entitled to receive the entire award in the condemnation proceeding. Tenant hereby expressly assigns to Landlord or to the mortgagee, as provided above any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof. Tenant shall not be entitled to receive any part of such award from Landlord, the mortgagee, or the condemning authority. Tenant shall not have the right to participate in the condemnation proceeding. Notwithstanding the foregoing, Tenant may bring a separate claim for a separate award against the Taking authority for the value of the estate vested by this Lease in Tenant and any fixtures or improvements made by Tenant, provided such claim and/or award does not impact Landlord’s award.

11.    INSOLVENCY OF TENANT If any of the following events occur, they shall constitute a default under this Lease: (a) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or (b) a general assignment by Tenant for the benefit of creditors, or (c) any action taken or suffered by Tenant under any insolvency or bankruptcy act (unless, in the case of an action filed against Tenant, the same is dismissed within thirty (30) days of filing), shall constitute a default of this Lease by Tenant, and Landlord may terminate this Lease forthwith and upon notice of such termination Tenant’s right to possession of the Demised Premises shall cease, and Tenant shall then quit and surrender the Premises to Landlord but Tenant shall remain liable as hereinafter provided in Section 12 hereof.

12.    DEFAULT / LANDLORD’S REMEDIES ON DEFAULT In the event that Tenant does not deliver any payment of Basic Rent or any Additional Rent to Landlord within ten (10) days of its due date, same shall constitute a default hereunder, without notice. In the event that Tenant fails to perform any of the other covenants and conditions hereof or permits the Premises to become deserted, abandoned or vacated (except in the event of a casualty), Landlord may give Tenant a written notice, and if Tenant does not perform such covenant within thirty (30) days after delivery of such notice (or if such other failure to perform is of such nature that it cannot be remedied within such thirty (30) day period and Tenant commences to remedy such non-performance within such thirty (30) day period and thereafter proceeds with reasonable diligence and in good faith to perform, then such thirty (30) day period shall be extended for an additional sixty (60) days), same shall constitute a default hereunder. In the event of such a default beyond the applicable notice and cure period, Landlord may terminate this Lease on not less than ten (10) days’ written notice to Tenant, and on the date specified in said notice, Tenant’s right to possession of the Demised Premises shall cease, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Landlord pursuant to Sections 11 or 12 hereof, Landlord may at any time thereafter resume possession of the Premises by any lawful means and remove Tenant or other occupants and their effects. Tenant hereby waives all right of redemption to which Tenant or any person under Tenant might be entitled by any law now or hereafter in force. If Landlord shall pay any monies or incur any expenses, including attorney’s fees and costs, in connection with the enforcement of any violation of any covenant, undertaking, obligation or agreement of Tenant as set forth in, and due by Tenant, under this Lease, the amounts so paid or incurred, shall be considered Additional Rent payable by Tenant with the next installment of rent thereafter to become due and payable and may be collected or enforced as by provided law with respect to payment of rent. Landlord’s remedies hereunder are in addition to any remedy allowed by law and/or in equity.

In the event of any litigation (including all appeals) arising out of this Lease and involving Landlord and Tenant, the prevailing party shall be entitled to receive all costs incurred, including reasonable attorney’s fees.

13.    SUBORDINATION OF LEASE This Lease and any option contained herein shall be subject and subordinate to any mortgage and/or trust deed which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said mortgage or trust deed. In the event of the sale, transfer or assignment of Landlord’s interest in the Demised Premises, or all or any portion of the real property of which it is a part, or in the event any proceedings are brought for the foreclosure of or for the exercise of any power of sale under any mortgage on the Demised Premises or such real property, at the option of the mortgagee Tenant shall attorn to the respective transferee, assignee or purchaser and recognize such party as Landlord under this Lease (to the extent applicable). Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination and attornment, Tenant will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease and attornment as may be reasonably requested by the holders of said mortgage or trust deed consistent with the provisions of this Lease, provided that such party provides the Tenant with a non disturbance agreement in form and substance reasonably required by such holders. If Tenant fails to execute and deliver any such documents or instruments within ten (10) days after written request therefore, at Landlord’s option, such shall be considered to be default by Tenant under this Lease (without any further obligation for notice and/or right to cure).

14.     SECURITY DEPOSIT. Landlord acknowledges receipt, subject to clearance if by check, from Tenant of an amount as specified in the Basic Lease Provisions hereof as the Security Deposit, such amount as partial consideration for Landlord to enter into this Lease, and which is to be held as collateral security for the payment of any rentals and other sums of money payable by Tenant under this Lease and for the faithful performance of all other covenants and agreements of Tenant hereunder; amount of said Security Deposit without interest to be repaid to Tenant after the termination of this Lease and any renewal thereof, provided Tenant shall have made all such payments, performed all such covenants and agreement and left Demised Premises in same physical condition as when Tenant first occupied Demised Premises, normal wear and tear excepted, and has made no modifications requiring a building permit without first obtaining such permit and consent of Landlord. Upon any default by Tenant hereunder, after expiration of any applicable notice or cure period set forth herein, all or part of said Security Deposit may at Landlord’s sole option, be applied on account of such defaults, and thereafter Tenant shall promptly restore the resulting deficiency in Security Deposit. Tenant hereby irrevocably waives the benefit of any provision of law requiring such Security Deposit to be held in escrow or by a third party, and said Security Deposit shall (subject to the terms and conditions set forth herein) remain the property of Tenant, but may be co-mingled by Landlord (with its own funds). In the event that Landlord’s interest in the Demised Premises be sold, Landlord may deliver or merely credit the funds deposited hereunder by Tenant to the purchaser of Landlord’s interest; and, thereupon, provided such purchaser acknowledges receipt of the Security Deposit, Landlord shall by virtue of such circumstance and these terms fully, finally, and absolutely be discharged from any further liability with respect to such Security Deposit; and this provision shall also apply to the benefit of any and all other deposits; and this provision shall also apply to the benefit of any and all subsequent transferees. Tenant agrees that Tenant will look solely to the Landlord or its successor(s) in interest, as applicable, for the return of its Security Deposit, and not in any event to any mortgagee who has assumed Landlord’s position, either by mortgagee in possession, foreclosure or the acceptance of a deed in lieu thereof, unless said mortgagee shall have first in writing actually acknowledged receipt of that specific Security Deposit. Tenant further agrees that Security Deposit cannot be used as last month’s rent.

15.    RIGHT TO CURE TENANT’S BREACH If Tenant breaches any covenant or condition of this Lease beyond applicable notice and cure periods, Landlord may, on reasonable notice to Tenant (except that no notice need be given in case of emergency), cure such breach at the expense of Tenant and the reasonable and actual amount of all expenses, including reasonable attorneys’ fees, incurred by Landlord in so doing (whether paid by Landlord or not) shall be deemed Additional Rent payable on demand.

16.     LIENS Tenant shall not do any act, or make any contract, which may create or be the foundation for any lien or other encumbrance upon any interest of Landlord or any ground or underlying Landlord in any portion of the Premises. If, because of any act or omission (or alleged act or omission) of Tenant, any Construction Lien Claim or other lien (collectively “Lien”), charge, or order for the payment of money or other encumbrance shall be filed against Landlord and/or any ground or underlying Landlord and/or any portion of the Premises (whether or not such Lien, charge, order, or encumbrance is valid or enforceable as such), Tenant shall, at its own cost and expense, cause same to be discharged of record or bonded within thirty (30) days after the filing thereof; and Tenant shall indemnify and save harmless Landlord and all ground and underlying Landlord(s) against and from all costs, liabilities, suits, penalties, claims, and demands, including reasonable counsel fees, resulting therefrom. If Tenant fails to comply with the foregoing provisions, Landlord shall have the option of discharging or bonding any such Lien, charge, order, or encumbrance, and Tenant agrees to reimburse Landlord for all actual and reasonable costs, expenses and other sums of money in connection therewith (as additional rental) with interest at the maximum rate permitted by law promptly upon demand. All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with Tenant or any contractor or subcontractor of Tenant for the furnishing of any labor services, materials, supplies, or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same.

17.    RIGHT TO INSPECT AND REPAIR Landlord may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time upon no less than 48 hours’ prior written notice to Tenant (except in the event of an emergency in which event no notice is required) for the purpose of inspection or the making of such repairs, replacement or additions, in, to, on and about the Premises or the Building, as Landlord deems necessary or desirable. Landlord’s entry into the Premises shall not unreasonably interfere with Tenant’s business and operations upon the Premises. A representative of Tenant may accompany Landlord during its inspection of any portion of the Premises where such unaccompanied entry by Landlord is restricted by applicable law.

18.     INTERRUPTION OF SERVICES OR USE Interruption or curtailment of any service maintained in the Building or at the Land, if caused by Force Majeure, shall not entitle Tenant to any claim against Landlord or to any abatement of Basic Rent or Additional Rent, and shall not constitute a constructive or partial eviction, unless Landlord fails to take reasonable measures under the circumstances to restore the service or as otherwise set forth in this Section 18. If Landlord fails to take such reasonable measures under the circumstances to restore the curtailed service, Tenant’s remedies shall be limited to an equitable abatement of Basic Rent and Additional Rent for the duration of the curtailment beyond said reasonable period to the extent such Premises are not reasonably usable or accessible by Tenant. If the Premises are rendered untenable or inaccessible in whole or in part, for a period of two (2) consecutive business days, by the making of repairs, replacements or additions, other than those made with Tenant’s consent or caused by misuse or neglect by Tenant, or Tenant’s agents, servants, visitors or licensees, there shall be a proportionate abatement of Basic Rent and Additional Rent from and after said second (2nd) consecutive business day and continuing for the period of such untenability or inaccessibility. In no event shall Tenant be entitled to claim a constructive eviction from the Premises unless Tenant shall first have notified Landlord in writing of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Landlord shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy, such condition or conditions. Any time limits required to be met by either party pursuant to this Section 18 shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure. The remedies provided for in this Section 18 shall be Tenant’s sole remedies for any interruption of service or use as described above.

19.     TENANT’S ESTOPPEL. Tenant shall, from time to time, within ten (10) days of Landlord’s written request, execute, acknowledge and deliver to Landlord a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the Basic Rent and Additional Rent and charges have been paid; and, to the best of Tenant’s knowledge, whether or not Landlord is in default hereunder, and if so, specifying the nature of the default and any such other reasonable information as Landlord may request. It is intended that any such statement delivered pursuant to this Section may be relied on by a prospective purchaser of Landlord’s interest or mortgagee of Landlord’s interest or assignee of any mortgage of Landlord’s interest.

Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect and not modified except as Landlord may represent; (ii) not more than one month’s Basic Rent payment has been paid in advance; and (iii) there are no such defaults. Notwithstanding the presumptions of this Section, Tenant shall not be relieved of its obligation to deliver said statement.

20.    HOLDOVER TENANCY If Tenant holds possession of the Premises after the Term of this Lease, Tenant, at Landlord’s option, shall become a tenant from month to month under the provisions herein provided, but at a Monthly Basic Rent as provided for pursuant to N.J.S.A. 2A:42-6 and without the requirement for demand or notice by Landlord to Tenant demanding delivery of possession of said Premises (but Additional Rent shall continue as provided in this Lease), which sum shall be payable in advance on the first day of each month, and such tenancy shall continue until terminated by Landlord by notice to Tenant given at least thirty (30) days prior to the intended date of termination, or until Tenant shall have given to Landlord, at least sixty (60) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month. The time limitations described in this Section 20 shall not be subject to extension for Force Majeure.

21.    RIGHT TO SHOW PREMISES Landlord may show the Premises to prospective purchasers and mortgagees upon 48 hours’ prior written notice to Tenant; and, during the nine (9) months prior to termination of this Lease, to prospective tenants, during Building Hours on reasonable notice to and provided that such showing does not unreasonably interfere with Tenant’s business and operations upon the Premises.

22.    CONDITION OF PREMISES.

(A)    The Premises shall be accepted by Tenant in its as-is condition except as set forth in Exhibit “B” hereof to the contrary. Notwithstanding the foregoing, nothing herein shall relieve Landlord from its obligation to repair latent defects in the Premises and subject to Landlord’s obligations in Section 22(D) below.

(B)    Prior to the Commencement Date, Tenant will inspect the Demised Premises and its acceptance of the occupancy of the Premises shall be deemed to be an acknowledgment that it is fully familiar with its condition and except as explicitly stated in this Agreement, including Exhibits, to the contrary is leasing same in its then “AS-IS” condition.

(C)    Tenant shall, at Tenant’s sole cost and expense, keep the Premises and every part thereof in good condition and repair, ordinary wear and tear, casualty and condemnation excepted, and in compliance with all applicable laws. Tenant shall upon the expiration or sooner termination of this Lease hereof surrender the Premises to the Landlord in good condition, ordinary wear and tear, casualty and condemnation excepted. Except as set forth in Section 22(D) and Exhibit “B”, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building.

(D)     Notwithstanding the provisions of Section 22(C) hereof, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, heating, and electrical systems, installed or furnished by Landlord, to the point of connection for services to the Premises, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of the Tenant, its agents, servants or employees, in which case Tenant shall directly and individually, pay to Landlord the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as may be hereinafter provided, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

(E)    Landlord shall be responsible for the janitorial services for the Premises described in Exhibit “E” hereto. Tenant shall pay monthly in advance Additional Rent of $0.85/sf per annum ($408.28 per month) for janitorial services from the Commencement Date through the Rent Commencement Date.

23.    WAIVER OF JURY TRIAL/NON-MANDATORY COUNTERCLAIMS If Landlord commences any summary proceedings or an action for nonpayment of Rent, Tenant shall not interpose any non-mandatory counterclaim of any nature or description in any such proceedings or action. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions.

24.    LATE CHARGE Anything in this Lease to the contrary notwithstanding, at Landlord’s option, Tenant shall pay a “Late Charge” of five (5%) percent of any installment of Monthly Basic Rent or Additional Rent received by Landlord more than five (5) days after the due date thereof for each monthly period or portion thereof that the same remains unpaid, such Late Charge to cover the extra expense involved in handling delinquent payments. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses in light of the then-anticipated harm caused by such non-payment and is fair compensation to Landlord for its loss suffered by such late payment by Tenant. Acceptance of this late charge shall not constitute a waiver of Tenant’s default with respect to such late or nonpayment by Tenant nor prevent Landlord from exercising all other rights and remedies available to Landlord under this Lease.

25.    INSURANCE

(A)    Tenant’s Insurance. Tenant shall, at its own expense, keep the Premises insured throughout the term of this Lease: (a) under a general commercial liability insurance in which Landlord shall be an additional insured, insuring the Landlord against any and all liability or claims of liability arising out of, occasioned by or resulting from any accident, cause, event or other happening or otherwise in or about the Premises for injuries to any person or persons and for damage to property for limits not less than $1,000,000.00 per occurrence and $2,000,000 annual aggregate, with an additional $5,000,000.00 umbrella; (b) a commercial property insurance policy insuring the Premises, including the Tenant’s improvements to the same for a limit of Insurance not less than 100% of the then insurable value of the Premises and the Tenant’s personal business property upon the Premises, against any loss or damage by fire and such other risks as may be included in the broadest form of extended coverage insurance from time to time available in commercially reasonable amounts specified by Landlord but not less than 100% of the then insurable value of the Premises; and (c) Business Auto Liability covering owned, non-owned and hired vehicles with a combined single limit of not less than $1,000,000.00 per accident; and (d) insurance protecting against liability under Worker’s Compensation Laws with limits at least as required by statute.

All insurance provided by Tenant shall be carried in favor of Tenant, Landlord, and the holder of any mortgage as their respective interests may appear and shall name Landlord and the holder of any mortgage as additional insureds. The loss under such policies insuring against damage to the Premises by fire or other casualty shall be payable to the Landlord and the holder of any mortgage as their interests may appear.

All insurance required by any provision of this Lease shall be issued by such responsible insurance companies licensed or authorized to do business in the State of New Jersey and having a rating of “A-“ or better. All policies referred to in this Lease shall be in such form reasonably acceptable to Landlord and shall be obtained by Tenant for periods of not less than one (1) year.

(B)    Landlord’s Insurance. Landlord covenants and agrees that throughout the Term it will insure the Building (excluding Tenant’s improvements to the Premises) against damage by fire and standard extended coverage perils, in an amount equal to the full replacement cost of the Building. In addition, Landlord shall maintain and keep in force and effect during the Term, General Liability Insurance against any and all liability or claims of liability arising out of, occasioned by or resulting from any accident, cause, event or other happening or otherwise in or about the Building and Land for injuries to any person or persons and for damage to property for limits not less than $1,000,000.00 per occurrence and $2,000,000 annual aggregate. Landlord may, but shall not be obligated to, take out and carry any other forms of insurance as it or the mortgagee or ground Landlord (if any) of Landlord may require or reasonably determine available. All insurance carried by Landlord shall be included as CAM pursuant to Subsection 3(A). Notwithstanding its inclusion as CAM or any contribution by Tenant to the cost of insurance premiums by Tenant as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Tenant further acknowledges that the exculpatory provisions of this Lease and the provisions of Subsection 25(A) as to Tenant’s insurance are designed to insure adequate coverage as to Tenant’s property and business without regard to fault and to avoid Landlord obtaining similar coverage for said loss for its negligence or that of its agents, servants or employees which could result in additional costs includable as part of CAM which is payable by Tenant. Landlord will not carry insurance of any kind on Tenant’s furniture or furnishings, or on any fixtures, equipment, appurtenances or improvements of Tenant under this Lease and Landlord shall not be obligated to repair any damage thereto or replace the same.

(C)     Waiver of Subrogation. Any all risk policy or similar casualty insurance, which either party obtains in connection with the Premises, Building or Land, shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (i.e. Landlord or Tenant) for all perils covered by said policy. Should such waiver not be available then the policy for which the waiver is not available must name the other party as an additional named insured affording it the same coverage as that provided the party obtaining said coverage.

26.     NO OTHER REPRESENTATIONS No representation(s) or promise(s) shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

27.    QUIET ENJOYMENT Landlord covenants that if, and so long as, Tenant pays the Basic Rent, and any Additional Rent as herein provided, and performs the covenants hereof, Landlord shall do nothing to affect Tenant’s right to peaceably and quietly have, hold and enjoy the Premises for the Term herein mentioned, subject to the provisions of this Lease and to any mortgage or deed of trust to which this Lease shall be subordinate.

28.    INDEMNITY Tenant shall indemnify and save harmless Landlord and its agents against and from (a) any and all claims (i) arising from (x) the conduct or management by Tenant, its subtenants, licensees, its or their employees, agents, contractors or invitees on the Demised Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Landlord for Landlord’s or Tenant’s account) by or at the request of Tenant in or about the Demised Premises during the Term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents, contractors or invitees, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding.

The provisions of this Section 28 shall survive the expiration or earlier termination of this Lease.

29.    LANDLORD’S EXCULPATION Landlord and Landlord’s agents, employees and contractors shall not be liable for, and Tenant hereby irrevocably and unconditionally releases all claims for, damage to person(s) or property sustained by Tenant or any person claiming by, through, or under Tenant resulting from a fire, accident, occurrence or condition in or upon the Demised Premises or the Building, including but not limited to such claims for damage resulting from (i) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, water pipes, stairs, railing or walks, (ii) any equipment or appurtenance becoming out of repair, (iii) the bursting, leaking or running of any tank, washstand, water closet, waste pipe, sprinkler head or pipe, drain or any other pipe or tank in, upon or about such building or the Demised Premises, (iv) the backup of any sewer pipe or downspouts, (v) the escape of steam or hot water, (vi) water being upon or coming through the roof or any other place upon or near such building or Demised Premises or otherwise, (vii) the falling of any fixtures, plaster or stucco, (viii) broken glass, (ix) any act or omission of co-tenants or other occupants of said building or adjoining or contiguous property or buildings, (x) loss of or injury to Tenant or to Tenant’s property or that for which Tenant is legally liable from any cause whatsoever, including but not limited to theft or burglary, and (xi) the furnishing of or failure to furnish or the interruption in connection with the furnishing of any service which Landlord is obligated to furnish pursuant to this Lease, unless in any such event said damage is the direct result of an act of gross negligence and/or intentional misconduct on the part of Landlord, its agents, employees and/or contractors.

30.    RULES OF CONSTRUCTION/APPLICABLE LAW/ NO RECORDING Any table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Lease shall be governed and construed in accordance with the laws of the State of New Jersey (excluding New Jersey conflict of laws) and by the State courts of New Jersey. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. Neither this Lease nor any memorandum or synopsis hereof may be recorded, and any recording in violation hereof shall be but a nullity and shall constitute an event of default by Tenant hereunder.

31.    BROKER Tenant and Landlord each covenants and represents that other than the Brokers there was no broker or realtor that brought about this Lease transaction. Landlord and Tenant agree to indemnify and hold each other harmless from and against claims of any other brokers claiming through such party with respect to this transaction. Landlord shall pay the Listing Broker in accordance with Landlord’s agreement with the Listing Broker and the Cooperating Broker shall be paid pursuant to its agreement with the Listing Broker.

32.    PERSONAL LIABILITY. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that there shall be absolutely no personal liability on the part of Landlord, its constituent members (to include but not be limited to officers, directors, partners and trustees), their respective successors, assigns or any mortgagee in possession (for the purposes of this Section, collectively referred to as “Landlord”), with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to the equity of Landlord in the Building and the rents and profits therefrom for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of liability to be absolute and without any exceptions whatsoever. A deficit capital account of any portion in Landlord shall not be deemed an asset or property of Landlord. The foregoing limitation of liability shall be noted in any judgment secured against Landlord and in the judgment index.

33.    NO OPTION. The submission of this Lease Agreement for examination does not constitute a reservation of or option for the Premises and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Landlord and Tenant.

34.    NOTICES. Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if (a) delivered personally or (b) sent by registered mail or certified mail, return receipt requested, in a postpaid envelope or (c) sent by recognized overnight courier service such as Federal Express, addressed if to Tenant, at the Notice Address set forth in Section 21 of the Basic Lease Provisions hereof; if to Landlord, at the Notice Address set forth in Section 20 of the Basic Lease Provisions hereof; or to either at such other address as Tenant or Landlord, respectively, may designate in writing. Notice shall be deemed to have been duly given upon its receipt or rejection as evidenced by a return receipt or upon delivery if personally served.

35.    ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the then due Basic Rent and Additional Rent payable hereunder shall be deemed to be other than a payment on account of the earliest due monthly Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Basic Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

36.    EFFECT OF WAIVERS No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Basic Rent or Additional Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by Landlord to or of any breach of any covenant, condition or duty of Tenant shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Landlord.

37.    MORTGAGEE’S NOTICE AND OPPORTUNITY TO CURE Tenant agrees to give any mortgagees and/or trust deed holders of which Landlord has provided the identity and an address, by registered mail, a copy of any notice of default served upon Landlord, provided that, prior to such notice, Tenant has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagees and/or trust deed holders. Tenant further agrees that, if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot reasonably be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

38.    LANDLORD’S RESERVED RIGHTS. Landlord and Tenant acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Landlord, Tenant, their agents, employees and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Tenant or any other tenant, Landlord reserves the right unilaterally to alter Tenant’s ingress and egress to the Building or make any other change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location. Additionally, Landlord reserves unto itself all rights not granted Tenant, including by way of example and not by way of limitation, the right to change the name by which the Building is commonly known.

39.    CORPORATE AUTHORITY The undersigned officers and representatives of Tenant and Landlord executing this Lease on behalf of Tenant and Landlord represent and warrant that they are officers of the applicable entity with authority to execute this Lease on behalf of such entity.

40.    GOVERNMENT REQUIREMENTS. In the event of the imposition of federal, state, or local governmental control, rules, regulations, or restrictions on the use or consumption of energy or other utilities or with respect to any other aspect of this Lease during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation of any governmental control, rule, regulation or restriction between Landlord and Tenant, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance, including the right of entry into the Premises to effect compliance.

41.    TENANT’S RENEWAL OPTION.

Provided the Lease is in good standing and no default by Tenant exists hereunder and no event has occurred that with the passage of time and/or the giving of notice would result in a default by Tenant hereunder, Landlord hereby gives and grants to Tenant the right, privilege and option of extending this Lease in accordance with the Options to Renew set forth in Section 22 of the Basic Lease Provisions. Tenant shall exercise such options by giving notice to the Landlord of its intention to so renew not less than nine (9) months prior to the then applicable expiration of the Term. Failure to give any such notice shall be deemed a waiver of Tenant’s right to exercise this option and shall conclusively make the remaining option(s) to extend, if any, null and void. All of the terms, covenants and conditions of this Lease shall apply during the extended term(s), except that Basic Rent during the extended term shall be determined as follows: Within thirty (30) days after Landlord’s receipt of Tenant’s written notice exercising the option to extend the term, Landlord shall deliver to Tenant written notice of the Basic Rent for the first year of said extended term, which Basic Rent shall be at then market rates for similar premises in the area of the Building, which shall be supported by reasonable evidence supplied by Landlord, but in no event less than the Basic Rent for the then expiring year. In the event that the Basic Rent for the Renewal Term exceeds the Basic Rent for the then expiring year, then Tenant shall thereafter have fifteen (15) days in which to revoke its notice of renewal, failing which Tenant shall be deemed to have exercised said option to renew at the Basic Rent set forth in Landlord’s notice. So long as the Basic Rent determined by Landlord is supported by reasonable evidence, Tenant shall not have any other remedy should it disagree with said determination. In the event of such renewal, Basic Rent shall thereafter increase annually by three percent (3%) per annum.    All renewals and extensions under this Lease shall be deemed to be included in the definition of Term as set forth herein.

42.    AMERICANS WITH DISABILITIES ACT. Landlord assumes all responsibility for continuing Common Area compliance with all requirements of the Americans with Disabilities Act of 1990 and as revised from time to time (the “ADA”). After the Commencement Date, Tenant shall be responsible for ADA compliance within the Premises.

43.     PARKING.

(A)    During the Term, Tenant shall have the right to use (on a non-exclusive first-come, first-served basis) the number of Parking Permits set forth in Basic Lease Provision 25 hereof for the unreserved parking of passenger automobiles in the parking areas designated from time to time by Landlord for the use of tenants of the Building (“Parking Areas”). Landlord shall have no obligation to police or otherwise monitor the use of the Parking Areas.

(B)    Tenant shall park and shall cause its employees to park only in the Parking Areas. Neither Tenant nor its employees or invitees shall park at any time more vehicles in the Parking Areas than the number of Parking Permits provided to Tenant per Provision 25 hereof. In order to restrict the use by Tenant’s employees of areas designated or which may be designated by Landlord as handicapped, reserved or restricted parking areas, or for any other business purpose, Tenant agrees that it will, at any time and from time to time as requested by Landlord, furnish Landlord with the owners’ names and license plate numbers of any vehicle of Tenant and Tenant’s agents and/or employees.

(C)    Landlord reserves the right to institute a parking control system, and to establish and modify or amend rules and regulations governing the use thereof. Landlord shall have the right to revoke a user’s parking privileges in the event such user fails to abide by the rules and regulations governing the use of the Parking Areas. Tenant shall be prohibited from using the Parking Areas for purposes other than for parking registered vehicles. The storage, repair or overnight parking of vehicles in the Parking Areas is strictly prohibited.

(D)    Tenant shall not assign or otherwise transfer any Parking Permits (other than to a permitted assignee of this Lease, or a permitted subtenant of the Premises), and any attempted assignment or other transfer shall be void. Tenant and its employees shall observe reasonable safety precautions in the use of the Parking Areas and shall at all times abide by all rules and regulations governing the use of the Parking Areas promulgated by Landlord or the Parking Areas operator (if any). Landlord reserves the right to temporarily close the Parking Areas during periods of unusually inclement weather or for repairs, or to prevent a dedication thereto, and Tenant shall not be entitled to any abatement of Rent or other damages as a result thereof. Landlord does not assume any responsibility, and shall not be held liable, for any damage or loss to any automobile or personal property in or about the Parking Areas, or for any injury sustained by any person in or about the Parking Areas.

44.    TIME OF ESSENCE

Time is of the essence with respect to all time frames, terms, and conditions set forth herein.

[SIGNATURE PAGE FOLLOWS]

The parties hereto have hereunto set their hands and seals the day and year first above written.

Landlord: 3 ECCH Owner LLC

By: /s/ Sol Ekstein
Sol Ekstein, Vice President

Tenant: The Real Good Food Company LLC

By: /s/ Gerard G. Law

Name: Gerard G. Law

Title: CEO

EXHIBIT A

Premises

NORTH WING
WEST WING
SOUTH WING
SOUTHEAST WING
SUITE LOCATION

STAIR
UP

VACANT
SUITE 145
844 RSF

3 EXECUTIVE CAMPUS - SUITE 145

POLEK SCHWARTZ
ARCHITECTS
1180 West Swedesford Road Suite 140 Berwyn, PA 19312

FLOOR NUMBER
01
05-26-2017

NORTH WING
WEST WING
MAIN LOBBY
SOUTH WING
SOUTHEAST WING

VACANT
SUITE 155 - 4,920 RSF
MAIN LOBBY

3 EXECUTIVE CAMPUS - SUITE 155

JLL

POLEK SCHWARTZ
ARCHITECTS

FLOOR NUMBER
01
02-28-2020

EXHIBIT B

Landlord Work

The Demised Premises shall be accepted by Tenant in its existing “as-is” condition except as set forth in this Exhibit “B”. All other repairs and/or alterations, whether required by a governmental agency or for any other reason whatsoever, will be performed at the sole cost and expense of the Tenant.

Landlord shall perform the following “Landlord’s Work”:

-	Ensure the Premises complies with all appliable laws prior to Tenant’s Work
-	Carpet and paint in Suite 155

Construction Contribution - Provided Tenant is not in default of any of the provisions of this Lease, Landlord agrees to give to Tenant a Construction Contribution equal to twenty dollars ($20.00) per square foot of the Premises. Notwithstanding anything in the Lease to the contrary, Landlord will be the owner of the tenant improvements paid for by Tenant and reimbursed directly to Tenant from Landlord. The Construction Contribution shall be payable to Tenant within 10 days upon Landlord’s receipt of the following:

(a) Copy of Certificate of Occupancy;

(b) Confirmation that Tenant has opened for business in the Demised Premises and commenced to pay rent;

(c) Final Releases of Liens (if applicable) from any parties with lien rights who are providing any materials and/or improvements within the Demised Premises;

(d) Copies of paid invoices for improvements made by Tenant to the Premises in at least the amount of the Construction Contribution.

EXHIBIT “C”

TENANT’S WORK

All Tenant’s Work shall conform to all applicable governing codes and shall include the work listed below.

Tenant shall perform the following “Tenant’s Work”:

1.	Construction:

(a)	Interior partitions, doors and windows (if applicable).
(b)	Any wall and floor finishes.

2.	Electrical:

(a)	Any and all electrical work required by Tenant which is not Landlord’s obligation as per Exhibit “B”.
(b)	Telephone installation.

3.	Tenant will furnish one complete set of plans with specifications to the Landlord for Landlord’s approval.

4.	Tenant will pay for any utility charges associated with the Demised Premises during and after Tenant’s construction of the Demised Premises.

5.

Tenant will require any contractor or sub-contractor to remove and dispose of, at least once a week, all debris and rubbish caused by the Tenant’s Work and upon completion to remove all temporary structures, debris and rubbish of whatever kind remaining on any part of the Building and/or Land.

6.

Tenant’s contractors and subcontractors (including Tenant’s movers) shall be required to provide, in addition to the insurance required to be maintained by Tenant, the following types of insurance and the following minimum amounts naming Landlord and any other persons having interest in the Building and/or Land as additional insureds as their interest may appear, issued by companies approved by Landlord.

(a)	Workmen’s Compensation coverage with limits of at least $500,000 for the employer’s liability coverage thereunder.

(b)

Builder’s Risk-Completed Value fire and extended coverage covering damage to the construction and improvements to be made by Tenant in amounts at least equal to the estimated completed cost of said construction and improvements with 100% coinsurance protection.

(c)	Automobile Liability coverage with bodily injury limits of at least $500,000 per person. $1,000,000 per accident, and $500,000 per accident for property damage.

Certificates, original or duplicate policies for all of the foregoing insurance shall be delivered to Landlord before Tenant’s Work is started and before any contractor’s equipment is moved to any part of the whole Land and/or Building. In all other respects the insurance coverage above mentioned shall comply with the provisions of this Lease.

7.	All work done by Tenant to be by licensed contractors. Landlord may post notice of non-responsibility for Tenant’s work.

8.

In the event Tenant should elect to hire Landlord’s General Contractor to perform Tenant’s Work, and said act creates a “co-mingling” of Landlord and Tenant’s Work that may result in the delay of the completion of Landlord’s Work in accordance with Exhibit “B”, Tenant agrees to notify Landlord so that the parties may agree to a revised Rent Commencement Date.

9.

Notwithstanding anything in the Lease to the contrary, Tenant shall not at any time make any alterations, improvements, demolitions and/or other modifications to the Demised Premises which would directly or indirectly cause the building containing the Demised Premises and/or the Common Areas and/or any other portion of the Land and/or Building to be in violation of any applicable governmental and/or quasi-governmental laws, codes, rules and/or regulations including but not limited to the Americans with Disabilities Act.

Exhibit D

Commencement Date Agreement

THIS COMMENCEMENT DATE AGREEMENT is entered into by 3 ECCH Owner LLC (“Landlord”), and                          (“Tenant”) as of the date this Agreement is executed by the last to sign of Landlord and Tenant as shown on the signature page(s) attached hereto.

WHEREAS, Landlord and Tenant entered into a Lease dated                              (the “Lease”); pursuant to which Landlord leased to Tenant certain Premises (Suite #             ) within the Building located at 3 Executive Campus, Cherry Hill, New Jersey, as more particularly described in the Lease;

AND WHEREAS, for the purpose of establishing fixed dates, the parties hereby execute this Agreement setting forth the Commencement Date, Rent Commencement Date, Expiration Date and other dates of the Lease;

NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

1.     Capitalized terms used in this Agreement not specifically defined herein have the meanings given such terms in the Lease.

2.     Landlord delivered possession of the Premises to Tenant (for purposes of constructing Tenant’s work or otherwise) on                     , 20        .

3.     The Commencement date of the initial Term of the Lease is                     , 20        .

4.     The Rent Commencement date of the Lease is                     , 20        .

5.     The Expiration Date of the initial Term of the Lease is                         , 20        , subject to              (    ) renewal terms of              (    ) years each.

6.     This Agreement shall not modify the Lease except as herein expressly set forth. The parties hereto acknowledge that the Lease is in full force and effect.

The parties hereby execute this Agreement as of the dates set forth below.

Landlord: 3 ECCH Owner LLC By: Print Name: Title: Date:	Tenant: By: Print Name: Title: Date:

EXHIBIT “E”

Janitorial

[***]

EXHIBIT F

BUILDING RULES AND REGULATIONS

The following rules and regulation shall apply to the Premises, the Building, and the appurtenances thereto:

1.    Sidewalks, doorways, vestibules, halls, stairways, and other Common Areas to which Tenant has access shall not be obstructed by Tenant or Tenant’s agents, or used for purposes other than ingress to and egress from the Premises and for going from one part of the building to another.

2.    Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein.

3.    Without the prior written consent of Landlord, no signs, advertisements or notices shall be inscribed, painted, affixed or displayed in, on, upon or behind any windows or doors (except as may be mandated by the applicable legal requirement), or to any other portion of the Premises or the building. No company name, logo, sign, advertisement or notice shall be inscribed, painted or affixed outside the Premises or on any doors without the prior written consent of Landlord.

4.    Landlord shall provide all door locks to the Premises at Tenant’s cost, and Tenant shall not install any additional door locks in the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld. Landlord shall initially provide to Tenant, without charge, two (2) keys each to the Premises and the Building, and upon Tenant’s request, Landlord shall provide to Tenant, also without charge, two (2) additional sets of keys. Landlord shall provide any additional keys requested by Tenant, at Tenant’s cost. Upon the expiration date or sooner termination of the Lease, Tenant shall return all keys to Landlord, and shall reimburse Landlord for the cost to replace any keys which are lost or otherwise not returned to Landlord.

5.    Tenant shall not move furniture or office equipment in or out of the building, or dispatch or receive any bulky material, merchandise or materials which require movement through the lobby or use of elevators or stairways (collectively, “moving” or “moved”) without Landlord’s consent, which shall be requested in writing at least ten (10) days prior to such moving. All such moving shall be conducted under Landlord’s supervision, at such times and in such a manner as Landlord may reasonably require. Tenant assumes all risks of, and shall be liable for, all damage to articles moved and injury to persons or public as a result of any such moving. Landlord reserves the right to reasonably inspect all freight to be brought into the building, and to exclude from the building any freight which violates these Rules and Regulations or the Lease.

6.    Landlord may reasonably (i) prescribe size and weight limitations, (ii) designate specific locations within the Premises for safes and other heavy equipment or items, and (iii) require the use of supporting devices, so as to distribute weight in a manner reasonably acceptable to Landlord.

7.    Intentionally omitted.

8.    When not in use, all doors leading from the Premises to the corridors shall be kept closed. Nothing shall be swept or thrown into the corridors, elevator shafts, stairways or any other portion of the Common Areas.

9.    No portion of the Premises shall be used or occupied at any time as sleeping or lodging quarters.

10.    Tenant and Tenant’s agents shall cooperate with Landlord’s employees in keeping the Premises neat and clean. Except as provided to the contrary in the Lease, and subject to all of the terms thereof, Landlord reserves the right to reasonably designate and/or approve in writing all internal lighting that may be visible from the public, common or exterior areas. Except as provided to the contrary in the Lease, the design, arrangement, style, color, character, quality and general appearance of the portion of the Premises visible from public, common and exterior areas, and contents of such portion of the Premises, including furniture, fixtures, signs, artwork, wall coverings, carpet and decorations, and all changes, additions and replacements thereto shall at all times have a neat professional, attractive, first class office appearance. Tenant shall not enter into any contract with any supplier of towels, water toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, or other similar services without the prior written consent of Landlord.

11.    Tenant shall not employ any person or persons for the purpose of cleaning the Premises without the prior written consent of Landlord. Tenant shall endeavor to notify Landlord within eight (8) hours of any spill or stain on any carpeting within the Premises, so that Landlord may advise the janitorial service to promptly remove such stain. If Landlord is not notified, but observes the stain, then Landlord may enter the Premises and have the stain removed. The direct, reasonable and out-of-pocket cost of removing any such stains shall be the responsibility of Tenant, regardless of whether or not Tenant advised Landlord of the existence thereof.

12.    To ensure orderly operation of the building, no ice, towels, etc. shall be delivered to the Premises except by parties approved in advance by Landlord, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, water and newspapers may be delivered to the Premises without Landlord’s consent.

13.    Tenant shall not cause any nuisance in the building or otherwise unreasonably interfere in any way with other tenants or persons having business therein.

14.    No machinery, other than normal office equipment, shall be operated in the Premises or in the Common Areas without Landlord’s prior written consent.

15.    Landlord shall not be responsible to Tenant or any other party for any loss of or damage to property, whether within the Premises or the Common Areas, however occurring.

16.    [INTENTIONALLY OMITTED]

17.    [INTENTIONALLY OMITTED].

18.    Tenant shall not mark, drive nails into, or screw or drill into, any walls, partitions, woodwork or plaster, except in the course of installing ordinary and customary wall hangings and artwork. No tenant shall in any way deface any part of the Premises or the building. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come into direct contact with the floor of the Premises, and if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

19.    All vehicles belonging to Tenant and Tenant’s agents which are parked in the parking area shall be: (i) licensed; (ii) in good operating condition; (iii) parked within designated parking spaces, one vehicle to each space; and (iv) parked in such space only during such time as the operator of such vehicle is in the Premises for the purpose of conducting business with or for Tenant. No vehicle may be parked as a “billboard” vehicle in the parking area. If any vehicle belonging to Tenant or Tenant’s agents is parked improperly, then Landlord shall have the right to: (y) tow such vehicle from the parking area at Tenant’s expense; or (z) place a “boot” on the vehicle to immobilize it, and charge Landlord’s then-standard rate to remove the “boot”. Notwithstanding anything contained herein or in the Lease to the contrary, in no event shall the default of any employee, agent, or invitee of Tenant with respect to Tenant’s parking rights constitute a default of Tenant under this Lease; in any such event, Landlord’s sole rights and remedies shall be limited to towing and other legal actions against the offending individual and its automobile.

20.    Landlord reserves the right to reasonably control access to and use of, and monitor and supervise any work in or affecting, the “wire” or telephone, electrical, plumbing or other utility closets, the systems and equipment, and any changes, connections, new installations, and wiring work relating thereto (or Landlord may engage or designate an independent contractor to provide such services). Tenant shall obtain Landlord’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed for any such access, use and work in each instance, and shall comply with such requirements as Landlord may reasonably impose, and the other provisions respecting electric installations and connections, respecting telephone lines and connections, and respecting work in general. Except with Landlord’s consent as aforesaid, Tenant shall have no right to use any broom closets, storage closets, janitorial closets, or other such closets, rooms and areas whatsoever. Tenant shall not install in or for the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord’s prior written approval.

21.    Tenant shall not use the Premises for any use which is disreputable, creates fire hazards, or results in an increased rate of insurance on the building or any of its contents.

22.    All garbage, refuse, trash and other waste shall be kept by Tenant in the kind of container, placed in the areas, and prepared for collection in the manner and at the times and places specified by Landlord, subject to respecting hazardous materials.

23.    In order to ensure security of the building, Landlord reserves the right to: (i) reasonably limit or regulate access to the building during nights and weekends; (ii) exclude from the building, at any time other than normal business hours (i.e., 9:00 A.M. and 5:00 P.M.), all persons who do not present an employee identification card or a pass to the building signed by an authorized signatory of Tenant. Tenant shall be responsible for all persons to whom it issues such an identification card or pass. If Landlord provides overtime HVAC service, same shall only be provided to the perimeter units located within the Premises, and not to any central system serving the building.

24.    The building is a smoke-free environment, and smoking is not permitted anywhere in the building, including the Common Areas and the Premises. Any persons wishing to smoke shall extinguish their cigarettes in the receptacles to be provided outside of the rear entrance to the building, and are prohibited from discarding cigarette butts on the ground or outside of any building entrance.

25.    Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate with Landlord in Landlord’s reasonable efforts to cause the building to operate in and to assure the most effective and energy efficient manner and shall not allow the adjustment (except by Landlord’s authorized building personnel) of any controls. Tenant shall not obstruct, alter or impair the efficient operation of the building systems and equipment, and shall not place any item so as to interfere materially with air flow. Tenant shall keep corridor doors closed.

26.    Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties unless under special instructions from Landlord.

27.    Tenant shall not conduct, or permit any other person to: (i) conduct any auction within the Premises; (ii) manufacture or store goods, wares or merchandise upon the Premises, except for the storage of usual supplies and inventory to be used by Tenant in the conduct of its business within the Premises; (iii) use the Premises for gambling; (iv) cause a nuisance from the Premises;

(v) adversely affect the indoor air quality of the Premises or building; (vi) produce unusual odors within the Premises; (vii) occupy any portion of the Premises as an office of a public stenographer, o·r as a barber or manicure shop; (viii) manufacture or sell any intoxicating beverages or tobacco within the Premises; (ix) bring any no dangerous, inflammable, combustible or explosive object or material into the building other than normal office products stored and disposed of in compliance with all Environmental Laws; (x) use strobe or flashing lights in or on the Premises; (xi) use any source of power other than electricity; (xii) operate any electrical or other device from which may emanate electrical, electromagnetic, x-ray, magnetic resonance, energy, microwave, radiation or other waves or fields so to unreasonably interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the building, or impair or interfere with computers, faxes or telecommunication lines or equipment at the building or elsewhere, or create a health hazard; (xiii) bring or permit any bicycle or other vehicle (except a wheelchair or cart for a handicapped person), or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the building; or

(xiv) do or permit any Tenant’s agents to do upon the Premises or building anything in any way tending to unreasonably disturb, bother, annoy or interfere with Landlord or any other tenant at the building, or otherwise disrupt orderly and quiet use and occupancy of the building.

28.    Landlord reserves the right to exclude or expel from the building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules.

29.    Except as expressly provided to the contrary in the Lease, and subject to all of the terms thereof, Tenant shall not at any time cook or sell food in any form by or to any of Tenant’s agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in microwave ovens and coffee makers properly maintained in good and safe working order and repair in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any applicable legal requirements or bother or annoy any other tenant).

30.    No awnings or other projections shall be attached to the outside walls of the building. No curtains, blinds, shades or screens shall be attached or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord as to quality, type, design and color, and method of attachment.

31.    Canvassing, solicitation and peddling in the building are prohibited, and Tenant shall cooperate to prevent the same.

32.    Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the building only at times and in the manner reasonably designated by Landlord, and always at the Tenant’s sole responsibility and risk. Landlord may inspect items brought into the building or Premises with respect to weight or dangerous nature or compliance with all applicable legal requirements. Landlord may (but shall have no obligation to) require that all furniture, equipment, cartons and other articles removed from the Premises or the building be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take nor permit Tenant’s agents or visitors to take in or out of other entrances or elevators of the building any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Landlord may impose reasonable charges and requirements for the use of freight elevators and loading areas, and reserves the right to alter schedules without notice. Any handcarts used at the building shall have rubber wheels and sideguards, and no other material handling equipment may be brought upon the building without Landlord’s prior written approval.

33.    Except in connection with prospective subleasing and assignments, Landlord shall have the right to prohibit any advertising by Tenant which includes references to or depictions of the Building and which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as an office building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

34.    Tenant shall cooperate with Landlord in connection with, and shall participate in (including all of Tenant’s employees and invitees who are in the Premises at the time of any fire drill), fire drills for. the building that are organized by or on behalf of Landlord from time to time (not more frequently than once per calendar quarter). Landlord shall give Tenant reasonable advance notice of each fire drill.

35.    At Landlord’s option, tenants shall purchase from Landlord or its designee all lighting tubes, lamps, bulbs and ballasts used at the Premises and tenants shall pay Landlord’s actual costs within thirty (30) days after demand therefor.

36.    Tenant shall be responsible for ensuring compliance by Tenant’s agents with these Rules, as they may be amended from time to time upon reasonable prior notice to Tenant. Tenant shall cooperate with any reasonable program or requests by Landlord to monitor and enforce the Rules and Regulations and taking appropriate action against such of the foregoing parties who violate these provisions.

37.    Intentionally deleted.

38.    Unless otherwise defined in these Rules and Regulations, capitalized terms shall have the meaning ascribed to them in the Lease. In the event of any conflict between these Rules and Regulations and the terms and provisions of the Lease, the latter shall control the resolution of such conflict.

39.    Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the building. No rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant.

EXHIBIT G

GYM ADDENDUM TO LEASE

BY AND BETWEEN

3 ECCH OWNER LLC (“LANDLORD”) AND

THE REAL GOOD FOOD COMPANY LLC (“TENANT”)

i)    Conflict. In the event of a conflict between the provisions of this Addendum and that certain Lease to which this Addendum is attached by and between Landlord and Tenant (the “Lease”) for the Premises located at 3 Executive Campus, Suites 145 & 155, Cherry Hill Township, County of Camden, State of New Jersey, this Addendum shall control. Except as specifically modified herein, all terms and conditions of the Lease shall remain in full force and effect.

ii)    Definitions. All terms capitalized but not defined herein shall have the meanings ascribed thereto in the Lease.

iii)    Gym Use. Landlord has leased or may lease the gym located on the ground floor of the building containing the Premises (the “Gym”) to a third party operator (the “Gym Owner”). Prior to the expiration or earlier termination of the Lease, provided Tenant is not in default of the Lease beyond any applicable notice and cure period, then Tenant and its employees and principals (collectively, the “Tenant Parties”) shall have the non-exclusive right to use the Gym subject to the following conditions:

(i)	Tenant’s use of the Gym shall be limited to the Tenant Parties, and in no event shall any other guests or invitees of Tenant be permitted to enter and/or use the Gym.
(ii)

Landlord, Gym Owner, and their respective owners, officers, agents, employees, organizers, representatives and successors (collectively, the “Owner Parties”) shall not be liable for the loss, theft or damage to the personal property of the Tenant Parties, and Tenant agrees to hold the Owner Parties harmless from any and all claims, damages, lawsuits, contracts, actions, suits, demands, agreements, liabilities, obligations and/or proceedings of every nature and description both at law and in equity (collectively, “Claims”) associated with the loss, theft or damage the personal property of the Tenant Parties.

(iii)

Landlord urges all Tenant Parties to obtain a physical examination from their physicians prior to the use of the Gym. Tenant warrants that each of the Tenant Parties shall be in good health, qualified, and in proper physical condition to engage in the activities to which he/she partakes in the Gym, and shall not have any disability, impairment or ailment preventing them from engaging in any form of exercise or activity at the Gym that will be detrimental to their health or safety.

(iv)

Tenant understands and agrees that the Tenant Parties are voluntarily participating in the various activities at the Gym and assuming any and all risks that may result from participating in such activities, including but not limited to death, serious bodily injury, permanent disability, paralysis, pain, suffering and/or similar or related conditions (collectively “Injury”). The Owner Parties have not made any effort or taken any action, and shall not be required to make any effort or take any action, to protect the Tenant Parties from any and all risks of Injury described in this Addendum. In recognition of the possible dangers connected with any physical activity, Tenant on behalf of itself and the Tenant Parties hereby knowingly and voluntarily fully and forever releases, discharges, acquits and forgives the Owner Parties from any and all Claims that the Tenant Parties ever had, now has, or hereafter can, shall or may hereafter have of any kind whatsoever arising as the result of the entry and/or use of the Gym by the Tenant Parties. This waiver and release includes, without limitation, all injuries which may occur as a result of: (a) participation in any activity at the Gym; (b) equipment or amenity malfunction; (c) negligent use of equipment or amenities by the Tenant Parties and/or anyone else in the Gym; and/or (d) the Tenant Parties slipping and/or falling in the Gym.

(v)

The Tenant Parties shall follow any and all Gym rules as may be promulgated from time to time by the Gym Owner. Violation of these rules may result in suspension or cancellation of the applicable Tenant Party’s right to enter and/or use the Gym.

(vi)	The Tenant Parties’ participation in the use of the Gym is entirely at his/her own risk.
(vii)

TENANT, FOR ITSELF AND EACH OF THE TENANT PARTIES, HEREBY WAIVES, RELEASES AND DISCHARGES ANY AND ALL CLAIMS (as defined above) THAT IT AND/OR ANY OF THEM MAY OTHERWISE HAVE TO SUE ANY OF THE OWNER PARTIES FOR ANY INJURY (as defined above), INCLUDING ANY INJURY ARISING FROM THE ACTIVE OR PASSIVE NEGLIGENCE OF ANY OF THE OWNER PARTIES, ANY LOSS OF PROPERTY, AND/OR ANY PROPERTY DAMAGE.

(viii)

Tenant has read and fully understands this Addendum. Tenant understands that it has given up substantial rights by signing this Addendum, understands that this Addendum cannot be modified orally, and Tenant is fully aware of the legal consequences as a full release of liability for Injury, loss of property and/or property damage. Tenant signs this Addendum freely and voluntarily without any inducement, assurance, or guarantee being made to it by Landlord and/or any person or entity on its behalf. Tenant intends that its signature operate as a complete and unconditional release of all liability to the greatest extent allowed by the laws of the State of New Jersey.

(ix)

Tenant shall obtain and deliver to Landlord the “Individual Fitness Center Waiver Of Liability & Release” (the current form of which is attached hereto as Exhibit “A”, subject to modifications as required by Landlord and/or the Gym Owner from time to time in their sole and absolute discretions) from all Tenant Parties prior to allowing such Tenant Parties to enter and/or use the Gym.

Notwithstanding the foregoing or anything herein to the contrary, the Owner Parties reserve the following rights:

(a)	The right to temporarily or permanently close the Gym for renovations or as otherwise determined by Landlord and/or the Gym Owner, without any liability to Tenant or any reduction in Tenant’s rent.
(b)	The right to restrict the hours that the Gym is open and available for use.
(c)	The right to expand or contract the size of the Gym.
(d)	The right to add and/or remove equipment from the Gym.

In consideration for the Tenant Parties right to use the Gym, Tenant shall pay to Landlord additional rent in the following amounts: (a) $75.00 per Tenant Party initiation fee, due and payable in advance prior to such Tenant Party first using the gym, plus (b) $29.00 per Tenant Party per month, due and payable in advance on the first day of each calendar month simultaneous with the payment of Tenant’s Basic Rent. The monthly fee shall be prorated on a per diem basis for any partial calendar months.

If any portion of this Addendum shall be deemed by a court of competent jurisdiction to be invalid, then the remainder of this Addendum shall remain in full force and effect and the offending provision or provisions severed herefrom.

This Addendum shall survive the expiration or earlier termination of the Lease.

LANDLORD:	TENANT:
3 ECCH Owner LLC,	The Real Good Food Company LLC

BY:	BY:
Sol Ekstein, Vice President
Print Name:

Date:
Title:

Date:

EXHIBIT “A”

FITNESS CENTER WAIVER OF LIABILITY & RELEASE

INDIVIDUAL

As consideration for Participant having the non-exclusive right to use the fitness center located at 3 Executive Campus, Cherry Hill, New Jersey (the “Fitness Center”), and as a condition to any such use, Participant hereby agrees as follows:

Participant understands and agrees that Participant’s participation in various activities at the Fitness Center shall be completely voluntary, and Participant hereby assumes any and all risks that may result from participating in such activities, including but not limited to death, serious bodily injury, non-serious bodily injury, illness, permanent and/or temporary disability, paralysis, pain, suffering and/or similar or related conditions (collectively “Injury”). 3 ECCH Owner LLC (“Building Owner”), the owner of the Fitness Center, if applicable (“Gym Owner”), and their respective directors, owners, officers, agents, employees, organizers, representatives, and successors and assigns (collectively, the “Owner Parties”) shall not be required to make any effort or take any action to protect Participant from any and/or all risks of Injury.

Because physical exercise can be strenuous and subject to risk of serious injury, Owner Parties recommend that Participant obtain a physical examination from a doctor before using any exercise equipment or participating in any exercise activity in the Fitness Center. Participant agrees that if Participant engages in any physical exercise or activity or otherwise enters and/or uses the Fitness Center and/or uses any Fitness Center amenities, Participant does so entirely at Participant’s own risk.

Participant acknowledges and agrees that Participant is not permitted to use the Fitness Center if any of the following conditions exist at the time of such intended use: (a) Participant has a cough, (b) Participant has or has within the last 14 day had a fever, (c) Participant has come in contact with any confirmed COVID-19 positive patient(s) in the last 14 days, (d) Participant is experiencing shortness of breath or difficulty breathing, (e) Participant is experiencing other flu-like symptoms, such as gastrointestinal upset, headache or fatigue, (f) Participant has experienced recent loss of taste and/or smell, and/or (g) Participant has traveled in the past 14 days to any regions affected by COVID-19.

Participant acknowledges that Participant is physically fit and mentally capable of performing the physical activity Participant chooses to participate in. After having read this Fitness Center Waiver Of Liability & Release and knowing these facts, and in consideration of acceptance of Participant’s entry and use of the Fitness Center, Participant agrees, for Participant’s self and anyone entitled to act on Participant’s behalf, to HOLD HARMLESS, INDEMNIFY, WAIVE AND RELEASE each and every of the Owner Parties from any and all claims, actions, causes of action, damages, liabilities and/or expenses including, without limitation, reasonable attorney’s fees, in connection with Participant’s entry and/or use of the Fitness Center (including loss, theft, Injury and/or damage to personal property), and Participant agrees to voluntarily give up and waive any right that Participant may otherwise have to bring a legal action against any and/or all of the Owner Parties for Injury and/or property damage. To the extent that statute or case law does not prohibit releases for negligence, this release is also for negligence on the part of the Owner Parties.

The foregoing waiver and release includes, without limitation, all Injuries which may occur as a result of: (1) Participant’s use of any and/or all of the amenities and/or equipment in the Fitness Center and Participant’s participation in any activity in the Fitness Center; (2) the sudden and unforeseen malfunctioning of any equipment; (3) Participant’s slipping and/or falling while in the Fitness Center; (4) contact with other participants; (5) the effects of the weather, including high heat and/or humidity; (6) Covid-19 and/or any other pandemic, epidemic or other sickness, and (7) all other risks being known and appreciated by me.

Participant’s use of the Fitness Center shall be limited to Participant only, and in no event shall any other guests or invitees of Participant be permitted to enter and/or use the Fitness Center. Participant shall follow any and all Fitness Center rules as may be promulgated from time to time by Owner Parties. Violation of these rules may result in suspension or cancellation of Participant’s right to enter and/or use the Fitness Center.

Notwithstanding the foregoing or anything herein to the contrary, Owner Parties reserve the following rights:

(a)	The right to close the Fitness Center for renovations or as otherwise determined by Owner Parties in their sole and absolute discretion, without any liability to Participant.
(b)	The right to reasonably restrict the hours that the Fitness Center is open and available for use.
(c)	The right to expand or contract the size of the Fitness Center.
(d)	The right to add and/or remove equipment from the Fitness Center.

If any portion of this Fitness Center Waiver Of Liability & Release shall be deemed by a court of competent jurisdiction to be invalid, then the remainder of this Fitness Center Waiver Of Liability & Release shall remain in full force and effect, and the offending provision or provisions severed herefrom.

By signing this Fitness Center Waiver Of Liability & Release, Participant acknowledges that Participant understands its content and that this Fitness Center Waiver Of Liability & Release cannot be modified orally.

Participant’s Name (Please Print):

Participant’s Signature: Date:

Company employed with: Work Phone/ Ext:

In case of emergency, contact: Phone:

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